                                                                    EXHIBIT 99.1

                              [REGISTER.COM LOGO]

PRESS RELEASE

                REGISTER.COM ANNOUNCES DEPARTURE OF BOARD MEMBER

          RICHARD D. FORMAN, CO-FOUNDER AND FORMER CHAIRMAN AND CEO OF
               REGISTER.COM, INC. RESIGNS FROM BOARD OF DIRECTORS

NEW YORK, NY - NOVEMBER 2, 2004 - Register.com, Inc. (NASDAQ: RCOM), a leading provider of global domain name registration and Internet services, announced today that Richard D. Forman, co-founder and former Chairman and CEO of the company, has chosen to resign from the Company's Board of Directors. Following
Mr. Forman's resignation, the Company's Board elected to reduce its size to eight directors.

Mr. Forman, 40, had been a member of the Register.com board since its inception in 1994. He served as Chairman of the Board of Directors from May 1999 to
September 2002, as CEO from March 1996 to June 2003, and as President from March
1998 to June 2003. His brother Peter A. Forman has been the Company's President and CEO since June 2003.

During his tenure, Richard Forman grew the Company from under $1 million per year in annual revenue to an enterprise with over $100 million in annual revenue by 2002. He played an instrumental role in deregulating the registrar market for domain names and led Register.com to be one of the first of the five test-bed registrars to compete in the domain name registration market. In addition, under his leadership the Company went public in March of 2000.

"Building Register.com has been an amazing and powerful experience. Since stepping down as CEO in June of 2003, I have been active in a variety of technology and non-technology opportunities and, as these opportunities consume more of my time, I am comfortable that this is the appropriate time for me to move on. I wish the Company continued great success. I am a large shareholder in the Company and will always feel a strong connection to Register.com," said Mr.
Forman.

"Richard's contributions to Register.com and our success are immeasurable," said
Mitchell Quain, Chairman of Register.com's Board of Directors. "As he has shown in founding and guiding Register.com in his various roles over the last 10 years, Richard is a talented individual. We thank him for his contributions and wish him continued success."

ABOUT REGISTER.COM
Register.com, Inc. (www.register.com) is a leading provider of global domain name registration and Internet services for businesses and consumers that wish to have a unique address and branded identity on the Internet. With approximately three million domain names under management, Register.com has built a brand based on quality domain name management services for small- and medium-sized businesses and large corporations, as well as ISPs, telcos and other online businesses. The company was founded in 1994 and is based in New
York.

Statements in this announcement other than historical data and information constitute forward-looking statements, and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. These potential risks and uncertainties include, among others, risks associated with Register.com's restructuring process and future business plan, including the risk that expected cost reductions and increased revenues may not be realized at all or in the intended time frame, uncertainty of future revenue and profitability from existing and acquired businesses, increasing competition across all segments of the domain name registration business, risks associated with high levels of credit card chargebacks and refunds, customer acceptance of new products and services offered in addition to, or as enhancements of, the Company's registration services, uncertainty of regulations related to the domain registration business and the Internet generally, the rate of the Company's growth and of the Internet and domain name industry, risks associated with any extraordinary transactions the Company may pursue and other factors detailed in Register.com's filings with the Securities and Exchange Commission, including the quarterly report on Form
10-Q for the period ended June 30, 2004 currently on file.

CONTACT:
Scott Eckstein, 212-798-9185
Register.com, Inc.
ir@register.com

Richard D. Forman, 888-234-1113
richard@forman.name

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